                                                                    Exhibit 3.24

                           ARTICLES OF INCORPORATION
                           -------------------------

                                      OF

                           TOWN CENTER WILSONS, INC.
                           -------------------------


          The undersigned, being an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a corporation for profit, pursuant to the provisions of the Georgia Business Corporation Code.

          FIRST:  The corporate name for the corporation (hereinafter called the
          -----
"corporation") is TOWN CENTER WILSONS, INC.

          SECOND: The number of shares which the corporation is authorized to
          ------
issue is one hundred, all of which are without par value and are of the same class and are to be Common shares.

          THIRD:  The street address and county of the initial registered office
          -----
of the corporation in the State of Georgia is 66 Luckie Street, Fulton County, Atlanta, Georgia 30303.

          The name of the initial registered agent of the corporation at the said registered office is United States Corporation Company.

          FOURTH: The name and the address of the incorporator are:
          ------

     NAME                                      ADDRESS
     ----                                      -------

Frances A. Wrigley                             15 Columbus Circle
                                               New York, NY  10023-7773

          FIFTH:  The mailing address of the initial principal office of the
          -----
corporation is: One Theall Road, Rye, New York 10580.

          SIXTH:  The purposes for which the corporation is organized, which
          -----
shall include the authority of the corporation to engage in any lawful business, are as follows:

          To buy, sell and generally deal in and with (at wholesale, retail or both) men's, women's and children's clothing, shoes, jewelry, belts, pocketbooks, and other accessories and wearing apparel of every kind and description.
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          To have all of the general powers granted to corporations organized under the Georgia Business Corporation Code, whether granted by specific statutory authority or by construction of law.

          SEVENTH:  The corporation shall, to the fullest extent permitted by
          -------
the provisions of the Georgia Business Corporation Code, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          EIGHTH:   The personal liability of the directors of the corporation
          ------
is hereby eliminated to the fullest extent permitted by the provisions of the Georgia Business Corporation Code, as the same may be amended and supplemented.

          NINTH:    Action required or permitted by the provisions of the
          -----
Georgia Business Corporation Code to be taken at a shareholders' meeting may be taken without a meeting in accordance with the provisions of Section 14-2-704 of the Georgia Business Corporation Code if the action is taken by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted.

          TENTH:    In discharging the duties of their respective positions and
          -----
in determining what is believed to be in the best interests of the corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the corporation or its shareholders, may consider the interests of the employees, customers, suppliers, and creditors of the corporation and its subsidiaries, the communities in which offices or other establishments of the corporation and its subsidiaries are located, and all other factors such directors consider pertinent.

          ELEVENTH: The duration of the corporation shall be perpetual.
          --------

Signed on November 30, 1990.


                                        /s/ Frances A. Wrigley
                                        ----------------------------------------
                                        Frances A. Wrigley, Incorporator

                              ARTICLES OF MERGER

                                      OF

                   ATLANTA AIRPORT CONCOURSE T WILSONS, INC.
                          AUGUSTA MALL WILSONS, INC.
                           CONCOURSE A WILSONS, INC.
                           CUMBERLAND WILSONS, INC.
                         GWINNETT PLACE WILSONS, INC.
                        HARTSFIELD ATRIUM WILSONS, INC.
                           MACON MALL WILSONS, INC.
                           NORTH POINT WILSONS, INC.
                                      AND
                         PEACHTREE MALL WILSONS, INC.

                                 WITH AND INTO

                           TOWN CENTER WILSONS, INC.


To the Secretary of State
State of Georgia

Pursuant to the provisions of the Georgia Business Corporation Code, the domestic corporations herein named do hereby adopt the following Articles of Merger.

     1. Annexed hereto as Exhibit A and made a part hereof is the Plan of Merger for merging ATLANTA AIRPORT CONCOURSE T WILSONS, INC., AUGUSTA MALL WILSONS, INC., CONCOURSE A WILSONS, INC., CUMBERLAND WILSONS, INC., GWINNETT PLACE WILSONS, INC., HARTSFIELD ATRIUM WILSONS, INC., MACON MALL WILSONS, INC., NORTH POINT WILSONS, INC. and PEACHTREE MALL WILSONS, INC., all Georgia corporations (the "Terminating Corporations"), with and into TOWN CENTER WILSONS, INC., a Georgia corporation ("Town Center"), as approved by resolution duly adopted by the Board of Directors of each of the Terminating Corporations and by resolution duly adopted by the Board of Directors of the Surviving Corporation.

     2. The merger herein provided for was duly approved by the sole shareholder of each of the Terminating Corporations.

     3. The merger herein provided for was duly approved by the sole shareholder of Town Center.

     4. Town Center will continue its existence as the surviving corporation following the merger herein provided for (the "Surviving Corporation") under the name "Wilsons Leather of Georgia Inc." pursuant to the provisions of the Georgia Business Corporation Code.

     5. Town Center, as the Surviving Corporation, hereby undertakes that the request for publication of a notice of filing of these Articles of Merger and payment therefor will be made as required by subsection (b) of Section 14-2-1105.1 of the Georgia Business Corporation Code.

     6. These Articles of Merger and the merger herein provided for shall take effect at the close of business on August 3, 1996.

Executed on July 19, 1996

                                   ATLANTA AIRPORT CONCOURSE T
                                    WILSONS, INC.
                                   AUGUSTA MALL WILSONS, INC.
                                   CONCOURSE A WILSONS, INC.
                                   CUMBERLAND WILSONS, INC.
                                   GWINNETT PLACE WILSONS, INC.
                                   HARTSFIELD ATRIUM WILSONS, INC.
                                   MACON MALL WILSONS, INC.
                                   NORTH POINT WILSONS, INC.
                                   PEACHTREE MALL WILSONS, INC.



                                   By:  /s/ David L. Rogers
                                        ----------------------------------------
                                   Name:   David L. Rogers
                                   Title:  President of Each


                                   TOWN CENTER WILSONS, INC.



                                   By:  /s/ David L. Rogers
                                        ----------------------------------------
                                   Name:   David L. Rogers
                                   Title:  President

                                PLAN OF MERGER


     ATLANTA AIRPORT CONCOURSE T WILSONS, INC., AUGUSTA MALL WILSONS, INC., CONCOURSE A WILSONS, INC., CUMBERLAND WILSONS, INC., GWINNETT PLACE WILSONS, INC., HARTSFIELD ATRIUM WILSONS, INC., MACON MALL WILSONS, INC., NORTH POINT WILSONS, INC. and PEACHTREE MALL WILSONS, INC., all Georgia corporations (the "Terminating Corporations"), and TOWN CENTER WILSONS, INC., a Georgia corporation ("Town Center"), shall be merged into a single corporation pursuant to the Georgia Business Corporation Code upon the following terms and conditions:

     (1) The merger of the Terminating Corporations into Town Center (the "Merger") shall be effective at the close of business on August 3, 1996, and Town Center shall be the surviving corporation following the Merger (the "Surviving Corporation").

     (2) Upon the effectiveness of the Merger, all of the outstanding shares of capital stock of the Terminating Corporations shall be canceled, no shares of the Surviving Corporation, cash or other consideration shall be issued in exchange therefor or upon cancellation thereof, and each share of capital stock of Town Center shall remain outstanding as capital stock of the Surviving Corporation and shall not be converted or exchanged or in any way modified as a result of the Merger.

     (3) Upon the effectiveness of the Merger, the corporate existence of the Terminating Corporations shall cease, and the corporate existence of Town Center, as the Surviving Corporation, shall continue under, and shall be governed by, the laws of the State of Georgia.

     (4) The Articles of Incorporation and By-Laws of Town Center in effect immediately prior to the effectiveness of the Merger, by virtue of the Merger and without further action by the shareholders or directors of the Terminating Corporations or Town Center, shall continue as, and shall be deemed to be, the Articles of Incorporation and By-Laws of the Surviving Corporation until amended in accordance with the laws of the State of Georgia, except that, upon the effectiveness of the Merger, Article First of said Articles of Incorporation shall be deemed to be amended to read in its entirety as follows:

          "FIRST:  The corporation name for the corporation (hereinafter called
           -----
          the "corporation") is Wilsons Leather of Georgia Inc."

     (5) The directors of Town Center immediately prior to the effectiveness of the Merger shall be the directors of the Surviving Corporation, subject to the applicable provisions of the By-Laws of the Surviving Corporation, until the expiration of the respective terms of such directors for which they were elected and until their respective successors are elected and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation. The officers of Town Center immediately prior to the effectiveness of the Merger shall be the officers of the Surviving Corporation until their respective successors are chosen and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation.